EXHIBIT 99.1

Standard Parking Corporation to Present At the William Blair and Company 29th Annual Growth Stock Conference

CHICAGO, May 27, 2009 (GLOBE NEWSWIRE) -- Standard Parking Corporation (Nasdaq:STAN) today announced that James A. Wilhelm, President and CEO, and G. Marc Baumann, Executive Vice President and CFO, will make a presentation at the William Blair & Company 29th Annual Growth Stock Conference in Chicago on Tuesday, June 9, 2009 at 2:30 p.m. (Central).

The audio webcast, as well as the accompanying slide presentation, can be accessed from the Investor Relations section of the Company's website at www.standardparking.com or at the following URL: http://www.wsw.com/webcast/blair17/stan/. A replay of the event will be available shortly thereafter and can be accessed for 30 days after the event.

Standard Parking, with more than 12,000 employees, manages approximately 2,200 facilities, containing over one million parking spaces in more than 330 cities across the United States and Canada, including parking-related and shuttle bus operations serving approximately 60 airports.

CONTACT:  Standard Parking Corporation
          G. Marc Baumann, Executive Vice President and Chief
           Financial Officer
          (312) 274-2199
          mbaumann@standardparking.com